SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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IMPAC MEDICAL SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing relates to the proposed acquisition of IMPAC Medical Systems, Inc. (the “Company”) by Elekta AB (publ), pursuant to an Agreement and Plan of Merger dated as of January 17, 2005.

On January 20, 2005, Elekta AB presented the following slides at an investor meeting:

In process of forming the world’s most comprehensive cancer care company

January 20, 2005

Our vision 2

We believe that by working together…

…we can fight serious disease and enhance quality of life

Elekta – some basic facts 3

Global medical technology Group with HQ in Stockholm, Sweden

Clinically effective and cost-efficient solutions and services for improved management of cancer

minimally and non-invasive treatment of brain disorders

Elekta – some basic facts 4

Over 1,200 employees

Net sales of approx. USD 400 M

Operating margin of 11%

Strong balance sheet Listed on the Stockholm

Stock Exchange since 1994

Market cap of USD 950 M

Our strategy is to provide… 5

…clinically effective and cost-efficient solutions and services for improved management of cancer and brain disorders aimed at enhanced quality of life through…

progressive and pioneering technology for precise radiation and minimally invasive techniques excellence in customer service and support

operational proficiency based on Elekta Values

Own presence on all major markets 6

1,200 employees

Over 250 employees in product development

Global service support network

350+ employees

Development of emerging markets

Financial objectives for fiscal years

7

2004/05 – 2006/07

Objectives

2004-07

Operating margin 10-12%

Revenue growth

in local currencies 10-15%

Return on capital

employed >20%

Equity/assets ratio >40%

Focus on profitable growth 8

Sales

SEK M

3 500 3 000 2 500 2 000

1 500

00/01 01/02 02/03 03/04

Average annual growth: 10.3%

Profit after tax

SEK M

350 300 250 200 150 100 50

0

00/01 01/02 02/03 03/04

Currency effect 03/04:

4% growth in SEK

14% growth in local currency

Currency effect 03/04: neg. SEK 115 M

A strong second quarter, 2004/05 9

Q2 Q2 2004/05 2003/04

Profit after tax, SEK M +54% 60 39 Operating margin 12% 8% Net sales, SEK M +6% 749 706 Order bookings, SEK M +21% 827 683

Order backlog remains at a high level: SEK 2,666 M

Order bookings per quarter and rolling 12 months 10

SEK M

1 250 5 000 1 000 4 000 750 3 000

500 2 000

Rolling 12 months 250 SEK 3,259 M 1 000

0 0

Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 00/01 00/01 01/02 01/02 02/03 02/03 03/04 03/04 04/05

Cash flow

11

after investments

Q -150 -100 -50 0 50 100 150 200 250 300 SEK M

101/02

Q2

01/02

Q3

01/02

Q4

01/02

Q1

02/03

Q2

02/03

Q3

02/03

Q4

02/03

Q1

03/04

Q2

03/04

Q3

03/04

Q4

03/04

Q1

04/05

Q2

04/05

Total cash 2001/02 2002/03 2003/04

flow, SEK M 113 288 363

Elekta: Supplying dedicated, disease-focused and clinically proven solutions 12

Precision Radiation Therapy

Image-Guided Radiation Therapy

Stereotactic Radiation Therapy

Gamma Knife® surgery

Stereotactic Neurosurgery

Functional Mapping

Overall market outlook 13

The total market for Elekta’s solutions is over USD 2 billion and is growing by:

Over 5% in volume

about 10% in value (with regional differences)

Elekta continues to gain market share in all major markets

Continued solid demand driven by demographics and diagnostics

New technology starts to change replacement cycles

Average price increase due to new advanced technology and value added services – Elekta Synergy® up to USD 2.5 M

Acquisition of IMPAC Medical Systems 14

Consideration: All cash

Value of consideration: USD 24.00 per share (USD 250 million, diluted)

Enterprise value: USD 192 million

Sources of financing: New bank facility and cash on hand

Post-deal status of IMPAC as a wholly owned

IMPAC: subsidiary of Elekta

Headquarters: Stockholm, Sweden

Conditions to closing: Approval by a majority of IMPAC Shareholders,

receipt of required governmental approvals

and other customary conditions

Anticipated transaction April 2005

close:

Forming a comprehensive cancer care group 15

Leading player in radiation therapy market

Leksell Gamma Knife® the gold standard in neurosurgery

Innovator in Image Guided Radiation Therapy (IGRT)

Global distribution with particularly strong European franchise

Growing market shares with strong order backlog

Market leading independent oncology management software

A leading IT player in radiation therapy segment

Strong US market penetration

Modular product suite

Wide market acceptance and hardware interface capabilities

Strong service component to business model

Elekta and IMPAC will create a

“One Partner” oncology solution 16

Forms most comprehensive cancer management company

Broadest product offering in industry

World’s largest provider of oncology software

Global penetration

Combined installed base of more than 3,000 hospitals and cancer centers world-wide

Responds to increasing customer demand for integrated systems

IMPAC: Some basic facts 17

Device, Image, & HCIT Integration

Radiation Oncology Oncology Imaging

Clinical Medical Labs Oncology Decision Support

Cancer Pathology Registry Practice Mgmt

Process Integration

US based provider of healthcare IT solutions for streamlining clinical and business operations across the cancer care spectrum

Broad range of products and solutions that enable providers to make more informed decisions and improve clinical outcomes

Founded in 1990

Approximately 430 employees

Annual sales of ~$US 70 M*

Highly cash generative

Publicly listed (NASDAQ) since 2002

* Per US GAAP

IMPAC

18

Provider of Information Technology Systems for Cancer Care

Diagnosis

Patients

Providers Payers

Detection Treatment

Follow-Up

A profitable, growing company 19

Increasing Sales $69.1MM* $24.9MM

29% CAGR

2000 2004

Growing Net Income $1.6MM $4.3MM*

2000 2004

28% CAGR

Numerous Implementations

2,500+ Installations

30,000+ Healthcare users

56 Countries

Significant Market Leadership

43 of the Top 50 US cancer hospitals use IMPAC products

*per US GAAP

Expanding scope to deliver solutions to the entire cancer care process 20

Medical Oncology

Radiation Oncology

Surgery

Competitive landscape

21

IMPAC—the only end-to-end Oncology Solution

Radiation Medical Cancer Cancer Lab Oncology Oncology Registry Informatics Mgmt

IMPAC Partner

IMPAC Partner

Largest US installed base

Fastest growing supplier of Verify/Information Management systems

Referenced as the preferred supplier by over 50 percent of US market

Cancer—a growing disease 22

…the second most common cause of death in the industrialized world

Aging population and improved diagnostics lead to an increased incidence of cancer cases

Improved treatment methods lead to increase in cancer prevalence

>10 million cases diagnosed every year worldwide—estimated to increase to >15 million by 2020 (large gaps in statistics)

Every 3rd to 4th death in the industrialized world is caused by cancer

Source: WHO, Cancerfonden & US National Cancer Institute

US Annual cancer diagnoses:

1,3M

1,6M

23% increase

2000 2010

An end-to-end radiation therapy solution 23

Provides the complete solution to enable radiation therapy departments to deliver clinically optimal and cost-efficient treatment outcomes

Patient

Diagnosis

Planning

Delivery

Verification

Follow-up

Administration

Billing

Registry

Capacity utilization

Outcomes efficiency

Elekta Oncology Information System

Strategy 24

Based on …

Open Systems

Ind. Standard Protocols—true “DICOM” standards

De Facto protocols—Elekta network connections

Strategic partnerships

complements Elekta range of product solutions

Joint development roadmaps

collaborations for future product integration enables ‘best in class’ solutions

Elekta Oncology Information System

Strategy, cont 25

The Strategy…key selling messages

a pragmatic approach…

standard package solution for busy departments or

unique requirements require a tailored solution

flexible approach

‘fit’ with current customer product

‘fit’ with de facto standard interfaces

facilitate versus dictate

upgradeable solutions

seamless with minimal intrusion

adaptive solutions

to meet new customer requirements

Elekta Synergy® and Impac MOSAIQ™

Elekta Synergy®

Desktop control system

MOSAIQ printer

MOSAIQ server iCom’Fx

Record-and-verify console iCom-Vx

Linear accelerator console, control area

Record-and-verify software

Assuming industry leadership 27

Combining two world class R&D platforms

Continued commitment to open architecture

Research driven clinical solutions

New platform to create a unique, fully integrated and seamless solution

Multi-device connectivity

Industry leader and advocate

Integrated solutions to improve patient outcomes

Combined geographical strength 28

For Elekta, the acquisition will result in a significantly increased market presence and customer base in the US, creating new openings for marketing treatment solutions

IMPAC, leveraging on Elekta’s large installed base of treatment systems, will have significantly more opportunities to penetrate international markets

Combined, Elekta and IMPAC will have relationships with more than 3,000 hospitals and cancer centers around the world, including over 1,300 oncology centers, over 1,100 cancer registry operations and over 400 pathology laboratories in North America

Combination will strengthen Elekta’s financial position and create value for shareholders 29

New phase of accelerated profitable growth

Management expects:

Immediate accretion to earnings on a cash basis (before amortization of intangibles)

Dilution to reported earnings in fiscal year 2005/06, and accretion in fiscal year 2006/07 and onwards

Accelerated revenue growth

Preserved balance sheet strength and financial flexibility

Equity to asset ratio of approx. 38%

Net debt / EBITDA ratio of 0.4x

Elekta and IMPAC, a summary 30

Global leader in oncology technology

Geographically complementary combination

Retention of IMPAC’s management team, employees and intellectual capital

Combined R&D platform to meet rising demand for integrated solutions

Financially beneficial transaction

Earnings accretion

Accelerated growth

Balance sheet strength

IMPAC management team to join

Elekta 31

Joseph K. Jachinowski

IMPAC founder, President and Chief Executive Officer

James P. Hoey

IMPAC founder and Chief Operations Officer

David A. Auerbach

IMPAC founder and President, IMPAC Global Systems

Laurent Leksell steps down as CEO to become Executive Director from May 1, 2005 32

Areas of responsibility and focus:

Long-term strategy and growth

Long-term customer relations

Establishment and development of new markets

Tomas Puusepp new President & CEO from May 1, 2005 33

Proven ability to deliver sustainable profitable growth

22 years’ experience of successful leadership within international medical technology

Has held managerial positions at Elekta since 1988, including:

Responsibility for all neuro operations

President of Elekta Inc, USA

Executive Vice President, Sales, Marketing and Service

Executive Committee member

Our vision 34

We believe that by working together…

…we can fight serious disease and enhance quality of life

Additional information about the merger and where to find it:

IMPAC will file a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. IMPAC STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT IMPAC ELEKTA, THE MERGER AGREEMENT AND THE MERGER. A definitive proxy statement will be sent to stockholders of IMPAC seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by IMPAC with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by IMPAC with the SEC may also be obtained free of cost by directing a request to: Investor Relations, IMPAC Medical Systems, Inc, 100 West Evelyn Avenue, Mountain View, California 94041; or pr@IMPAC.com. You may also read and copy any reports, statements and other information filed by IMPAC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

IMPAC and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies of IMPAC stockholders in connection with the proposed merger. Certain directors and executive officers of IMPAC may have interests in the merger that are different from, or in addition to, IMPAC’s stockholders generally, including severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of IMPAC common stock generally, and their interests will be described in the proxy statement that will be filed by IMPAC with the SEC.